UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022 (August 1, 2022)

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)

000-55760	47-3945882
(Commission File Number)	(I.R.S. Employer Identification No.)

30 W 4th Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 834-5110 (Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, the Board of Directors (the “Board”) of Mobile Infrastructure Corporation (the “Corporation”), a Maryland corporation, appointed Kyle Brown as Chief Accounting Officer of the Corporation.

Mr. Brown, age 41, previously served as Vice President, Technical Accounting Research for Ventas, Inc., a publicly-traded healthcare REIT, from December 2021 until July 2022, where he was responsible for providing technical accounting support and analysis across the organization to implement policies in response to recently issued accounting standards and completing regulatory financial statement filings. From October 2014 to December 2021, Mr. Brown was Director, Technical Accounting Research at Ventas, Inc. Mr. Brown graduated from Xavier University with a Bachelor of Science in Business Administration, Accountancy and is a Certified Public Accountant and member of the American Institute of Certified Public Accountants (AICPA).

There is no other arrangement or understanding between Mr. Brown and any other person pursuant to which he was appointed Chief Accounting Officer, nor is there any family relationship between Mr. Brown and any of the Corporation’s directors or executive officers. There are no transactions since the beginning of the Corporation’s last fiscal year, or any currently proposed transactions, in which the Corporation is a participant, the amount involved exceeds $120,000, and in which Mr. Brown had, or will have, a direct or indirect material interest.

On August 4, 2022, the Corporation issued a press release announcing the appointment of Mr. Brown. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

Extension of MacKenzie Mini-Tender Offer

On July 20, 2022, the Corporation filed a Current Report on Form 8-K to alert stockholders to the unsolicited “mini-tender” offer by affiliates of MacKenzie Capital Management, LP (the “Bidder”) for up to $103,500 shares of the Corporation’s common stock, par value $0.0001 per share, which represents approximately 1.33% of the outstanding shares of the Corporation’s common stock, and up to 1,070 shares of the Corporation’s Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series 1 Preferred Stock”), or the Corporation’s Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which represents 2.51% of the outstanding shares of the Series 1 Preferred Stock and Series A Preferred Stock combined, each as of July 18, 2022. On July 18, 2022, the Corporation circulated a letter to its stockholders setting forth the recommendation by the Corporation’s Board that the stockholders reject the Bidder’s unsolicited “mini-tender” offer (the “Letter to Stockholders”).

On July 29, 2022, the Bidder announced the extension of the offering period for the tender offer.  The Board does not endorse the Bidder’s unsolicited mini-tender offer and continues to recommend that stockholders do not tender their shares to the Bidder for the reasons set forth in the Letter to Stockholders. Stockholders who have already tendered their shares may withdraw them at any time prior to 11:59 p.m., Pacific Time, on September 9, 2022, in accordance with the Bidder’s offering documents.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Mobile Infrastructure Corporation, dated August 4, 2022. (Furnished herewith.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

/s/ Stephanie L. Hogue By: Stephanie L. Hogue
Title: President and Interim Chief Financial Officer

Dated: August 4, 2022